Filed pursuant to Rule 433
                                                   Registration No. 333-130684

                  Morgan Stanley Mortgage Loan Trust 2007-6XS
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2007-6XS

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------

                             Preliminary Termsheet
                                $[541,321,000]
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2007-6XS
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2007-6XS

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------
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

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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------

                         $[541,321,000] (Approximate)
                  Morgan Stanley Mortgage Loan Trust 2007-6XS
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2007-6XS

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                            Transaction Highlights
                            ----------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                       Expected     Avg Life to                           Initial
  Offered                                               Ratings       Call(1)     Principal Window To  Subordination
  Classes          Description           Balance(3)   S&P/Moody's    (2)/Mty(2)   Call(1) (2) / Mty(2)    Level(4)     Benchmark
========== =========================== ============= ============= ============== ==================== ============= =============
   1-A-1    Senior / Floating Rate(5)   119,712,000     AAA/Aaa     1.97 / 2.33     1 - 96 / 1 - 222       6.25%      1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
 1-A-2-SS      Senior / Fixed Rate       58,014,000     AAA/Aaa     2.92 / 2.92     1 - 82 / 1 - 82        6.25%         N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
  1-A-2-M      Senior / Fixed Rate       6,447,000      AAA/Aaa     2.92 / 2.92     1 - 82 / 1 - 82        15.63%        N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
 1-A-3-SS      Senior / Fixed Rate       41,438,000     AAA/Aaa     6.38 / 6.86    37 - 96 / 37 - 220      15.63%        N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
  1-A-3-M      Senior / Fixed Rate       4,605,000      AAA/Aaa     6.38 / 6.86    37 - 96 / 37 - 220      6.25%         N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
 2-A-1-SS    Senior / Floating Rate      97,804,000     AAA/Aaa     1.00 / 1.00     1 - 24 / 1 - 24        25.00%    1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
  2-A-1-M    Senior / Floating Rate      24,451,000     AAA/Aaa     1.00 / 1.00     1 - 24 / 1 - 24        6.25%     1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
 2-A-2-SS      Senior / Fixed Rate       24,194,000     AAA/Aaa     2.25 / 2.25    24 - 31 / 24 - 31       15.63%        N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
 2-A-3-SS      Senior / Fixed Rate       35,725,000     AAA/Aaa     3.10 / 3.10    31 - 46 / 31 - 46       15.63%        N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
 2-A-4-SS      Senior / Fixed Rate       37,189,000     AAA/Aaa     5.00 / 5.00    46 - 82 / 46 - 82       15.63%        N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
 2-A-5-SS      Senior / Fixed Rate       21,610,000     AAA/Aaa     7.90 / 10.92   82 - 96 / 82 - 222      15.63%        N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
 2-A-6-SS      Senior / Fixed Rate       25,416,000     AAA/Aaa     6.31 / 6.52    37 - 96 / 37 - 220      15.63%        N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
  2-A-6-M      Senior / Fixed Rate       2,825,000      AAA/Aaa     6.31 / 6.52    37 - 96 / 37 - 219      6.25%         N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
  2-A-7-M      Senior / Fixed Rate       13,191,000     AAA/Aaa     4.39 / 4.95    24 - 96 / 24 - 222      6.25%         N/A
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
    M-1    Subordinate / Floating Rate   8,748,000      AA+/Aa1     5.31 / 5.76    37 - 96 / 37 - 146      4.65%     1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
    M-2    Subordinate / Floating Rate   4,647,000      AA/Aa2      5.31 / 5.70    37 - 96 / 37 - 135      3.80%     1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
    M-3    Subordinate / Floating Rate   3,007,000      AA/Aa3      5.31 / 5.65    37 - 96 / 37 - 127      3.25%     1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
    M-4    Subordinate / Floating Rate   1,913,000      AA-/A1      5.31 / 5.60    37 - 96 / 37 - 121      2.90%     1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
    M-5    Subordinate / Floating Rate   1,913,000      AA-/A2      5.31 / 5.55    37 - 96 / 37 - 116      2.55%     1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
    M-6    Subordinate / Floating Rate   1,913,000       A/A3       5.31 / 5.49    37 - 96 / 37 - 111      2.20%     1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
    B-1    Subordinate / Floating Rate   1,913,000      A-/Baa1     5.31 / 5.40    37 - 96 / 37 - 105      1.85%     1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
    B-2    Subordinate / Floating Rate   1,913,000     BBB+/Baa2    5.27 / 5.28    37 - 96 / 37 - 98       1.50%     1 Mo. LIBOR
---------- --------------------------- ------------- ------------- -------------- -------------------- ------------- -------------
    B-3    Subordinate / Floating Rate   2,733,000     BBB/Baa3     5.03 / 5.03    37 - 90 / 37 - 90       1.00%     1 Mo. LIBOR
---------- -----------------------------------------------------------------------------------------------------------------------
    A-R
----------
    OC                                                          Not Offered Hereby
----------
     P
---------- -----------------------------------------------------------------------------------------------------------------------


Notes:
------
      (1)   Certificates are priced to a 10% Optional Termination or Auction
            Call.
      (2) Based on 100% of the related prepayment assumption as described herein.
      (3)   Bond sizes subject to a variance of plus or minus 10%.
      (4) Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 1.5%
      (5) The Class 1-A-1 Certificates will have a per annum interest rate equal to the least of (i) One-Month LIBOR plus [0.51%], (ii) the Group 1 Net WAC Cap, (iii) the Net WAC Cap and (iv) [6.10]%. On each Distribution Date, beginning on the second Distribution Date and until the Distribution Date on which the Class 1-A-1 Reserve Fund is depleted, to the extent that LIBOR exceeds [5.59]%, in addition to the interest distribution amount, the Class 1-A-1 Certificates will be entitled to receive the Yield Supplement Amount, as described herein.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------

This information should be read in conjunction with the Free Writing Prospectus dated December 1, 2006 (the "Free Writing Prospectus")


Issuing Entity:                 Morgan Stanley Mortgage Loan Trust 2007-6XS

Depositor:                      Morgan Stanley Capital I Inc.  The offered certificates will be issued under the depositor's registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:                        Morgan Stanley Mortgage Capital Inc.

Originators:                    Morgan Stanley Mortgage Capital Inc., the Sponsor, is expected to be the originator for approximately 79.16% and approximately 70.34% of the Group 1 and Group 2 Mortgage Loans
                                respectively.

                                First National Bank of Nevada is expected to be the originator for approximately 18.53% and approximately 19.99% of the Group 1 and Group 2 Mortgage Loans respectively.

                                No other originator is expected to have originated more than 10% in any Loan Group by principal balance.

Servicers:                      GMAC Mortgage LLC is expected to be the initial  servicer of  approximately  99.61% and 98.62% of the Group 1 and Group 2 Mortgage Loans respectively.  See Exhibit 2.

                                No other servicer is expected to be the direct servicer for more than 10% in any Loan Group by principal balance.

Servicing Fee:                  The Servicing Fee Rate for the Mortgage Loans is expected to be 0.250% per annum.

                                For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date.  From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Expense Fee:                    The Expense Fee Rate with respect to each Mortgage Loan and any Distribution Date will be the related Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on LPMI Mortgage Loans.

Servicer Remittance Date:       Generally, the 18th of the month in which the Distribution Date occurs.

Auction Administrator/ Master   Wells Fargo Bank, National Association
Servicer/ Securities
Administrator:

Trustee:                        LaSalle Bank, National Association

Managers:                       Morgan Stanley (sole lead manager)

Corridor Contract               Morgan Stanley Capital Services Inc.
Counterparty:

Rating Agencies:                The Offered Certificates are expected to be rated by Standard & Poor's and Moody's Investors
                                Service, Inc.

Offered Certificates:           The Class A Certificates and the Subordinate Certificates.

Non Offered Certificates:       The Class OC, Class P and Class A-R Certificates.

Senior Certificates:            The Class A and Class A-R Certificates.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------


Class A Certificates:           The Class 1-A and Class 2-A Certificates.

Class 1-A Certificates:         The Class 1-A-1, Class 1-A-2-SS, Class 1-A-2-M, Class 1-A-3-SS and Class 1-A-3-M Certificates,
                                and any classes of certificates resulting from the division of the Class 1-A Certificates and having a distribution priority over the Subordinate Certificates.

Class 2-A Certificates:         The Class 2-A-1-SS, Class 2-A-1-M, Class 2-A-2-SS, Class 2-A-3-SS, Class 2-A-4-SS, Class
                                2-A-5-SS, Class 2-A-6-SS, Class 2-A-6-M and Class 2-A-7-M Certificates, and any classes of certificates resulting from the division of the Class 2-A Certificates and having a distribution priority over the Subordinate Certificates.

Class M Certificates:           The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

Class B Certificates:           The Class B-1, Class B-2 and Class B-3 Certificates.

Subordinate Certificates:       The Class M and Class B Certificates.

Certificates:                   The Senior Certificates, Subordinate Certificates, the Class OC Certificates and the Class P
                                Certificates. Such Certificates may also be referred to individually or collectively as the
                                Certificates.

LIBOR Certificates:             The Class 1-A-1, Class 2-A-1-SS, Class 2-A-1-M, Class M-1, Class M-2, Class M-3, Class M-4,
                                Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.

Fixed Rate Certificates:        The Class 1-A-2-SS, Class 1-A-2-M, Class 1-A-3-SS, Class 1-A-3-M, Class 2-A-2-SS, Class
                                2-A-3-SS, Class 2-A-4-SS, Class 2-A-5-SS, Class 2-A-6-SS, Class 2-A-6-M and Class 2-A-7-M
                                Certificates.

Lockout Certificates:           The Class 1-A-3-SS, Class 1-A-3-M, Class 2-A-6-SS and Class 2-A-6-M Certificates will be
                                "lock-out" certificates.  The Lockout Certificates generally will not receive any portion of principal payment until the Distribution Date in April 2010.  Thereafter, the Lockout
                                Certificates will receive an increasing percentage of their pro rata share of principal payable to the Senior Certificates based on a schedule.

Expected Closing Date:          March 30, 2007 through DTC and, upon request only, through Euroclear or Clearstream.

Mortgage Loans:                 As of the Cut-off Date, the Mortgage Loans consist of 1,720 fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $546,796,792.  The Mortgage Loans will be divided into 2 loan groups -
                                Loan Group 1 and Loan Group 2.


Group 1 Mortgage Loans:         As of the Cut-off Date, the Group 1 Mortgage Loans consist of 380 fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date will be approximately $245,564,577.

Group 2 Mortgage Loans:         As of the Cut-off Date, the Group 2 Mortgage Loans consist of 1,340 fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date will be approximately $301,232,215.

Relationship between Loan       The Class A Certificates with a "1" prefix are sometimes referred to as the group 1 senior
Groups and Certificate Groups:  certificates and they correspond to the mortgage loans in loan group 1.  The Class A
                                Certificates with a "2" prefix are sometimes referred to as the group 2 senior certificates and they correspond to the mortgage loans in loan group 2.  The Subordinated Certificates correspond to all of the Mortgage Loans.

Cut-off Date:                   March 1, 2007.

Forms and Denomination:         The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, with an additional increment of $1,000.

CPR:                            "CPR"  represents  an assumed  constant  rate of  prepayment  each month of the then  outstanding principal balance of a pool of mortgage loans.  See Exhibit 1.


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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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

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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------


Prepayment Assumption:          CPR starting at approximately 10% CPR in month 1 and increasing to 25% CPR in month 12 (15%/11 increase for each month), and remaining at 25% CPR thereafter.

Record Date:                    The Record Date for the LIBOR Certificates and any Distribution Date, will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that
                                Distribution Date. For each other class of certificates and any Distribution Date, the Record
                                Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Accrued Interest:               The LIBOR Certificates, other than the Class 1-A-1 Certificates, will settle without accrued interest.  Each other class of certificates, including the Class 1-A-1 Certificates, will settle with accrued interest.

Accrual Period:                 With respect to the Class 1-A-1 Certificates and each Distribution Date, the interest accrual period will be the period beginning on the 25th day of the prior month and ending on the 24th day of the month (on a 30/360 basis) in which the Distribution Date occurs.

                                The interest accrual period for the LIBOR Certificates, other than the Class 1-A-1 Certificates, with respect to any Distribution Date will be the period beginning with the previous
                                Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

                                The interest accrual period for each other class of certificates and any Distribution Date will be the calendar month immediately prior to the month in which the relevant Distribution Date occurs (on a 30/360 day count basis).

Delay Days:                     0 day delay for LIBOR Certificates, including the Class 1-A-1 Certificates, and 24 day delay for all other Certificates.

Distribution Dates:             The 25th of each month, or if such day is not a business day, on the next business day, beginning in April 2007.

Last Scheduled Distribution     The Distribution Date occurring in February 2047.
Date:

Clean-Up Call:                  The terms of the transaction allow for a purchase of the Mortgage Loans resulting in the retirement of the Certificates once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of aggregate principal balance of the Mortgage Loans as of the Cut-off Date
                                (the "Clean-Up Call Date").  The Master Servicer may assign its right to the Clean-Up Call to another party.


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Please refer to important information and qualifications at the end of this material.
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

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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------


Optional Termination of the     Commencing with the first Clean-up Call Date, the Auction Administrator shall solicit bids for
Trust Fund by Purchaser or      the purchase of the Mortgage Loans from at least three institutions that are regular purchasers
Auction:                        and/or sellers in the secondary market of residential whole mortgage loans similar to the
                                Mortgage Loans.  If the Auction Administrator receives at least three bids for the Mortgage
                                Loans, any related REO Property and any other property related to the Mortgage Loans remaining in the trust fund (collective, the "Assets"), and one of those bids is at least equal to the
                                Minimum Auction Price, the Auction Administrator shall sell the Assets to the highest bidder
                                (the "Auction Purchaser") at the price offered by the Auction Purchaser (the "Mortgage Loan
                                Auction Price").  If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator
                                shall, every six-months following the initial Clean-up Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum
                                Auction Price, at which time the Auction Administrator shall sell the Assets to the Auction
                                Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date after any six-month period unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

                                Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property and (c) any unreimbursed servicing advances related to the Mortgage Loans.

Minimum Auction Price:          For any Distribution Date on which an auction is being held, the sum of (a) 100% of the current aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the Mortgage Loans in the trust fund being purchased, (c) any unreimbursed servicing advances related to the Mortgage Loans and (d) any expenses incurred by the Auction Administrator relating to the Auction process.

Substitution Adjustment         The amount by which the balance of any Mortgage Loan that is repurchased from the trust exceeds
Amount:                         the balance of any Mortgage Loan which is then substituted.  The entity substituting for a
                                Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:       A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:                  "Realized Loss" with respect to any Distribution Date and any Mortgage Loan that became a
                                Liquidated Mortgage Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from
                                Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Loses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient
                                Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.


REO Property:                   Real estate owned by the issuing entity.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------


Depositor's Option to           The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any
Purchase Breached Mortgage      Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.
Loans:

Breached Mortgage Loan:         A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:                 Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan plus other amounts as specified in the Pooling and Servicing Agreement.

Delinquency:                    As calculated using the OTS methodology (see Exhibit 1), as of the Cut-Off Date, [none] of the mortgage loans were more than 30 days delinquent.  The servicer of some of these mortgage loans has changed at least one time since they were originated.

Class Principal Balance:        The "Class Principal Balance" of any Class of Certificates as of any Distribution Date is the
                                initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates of the
                                Class as payments of principal, and (ii) with respect to the Subordinate Certificates, the amount of Realized Losses on the Mortgage Loans allocated to the Class.


Due Date:                       "Due Date" means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:              "Prepayment Period" generally means for any Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution Date.

Due Period:                     For any Distribution Date, the period beginning on the second day of the calendar month preceding and ending on the first day of the month in which the Distribution Date occurs.

Credit Enhancement:             The Offered Certificates are credit enhanced by:
                                1)  Net Monthly Excess Cashflow from the Mortgage Loans,
                                2)  1.00% overcollateralization (funded upfront).  On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 2.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable
                                    Due Period, subject to a floor equal to 0.35% of the aggregate principal balance of the
                                    Mortgage Loans as of the Cut-Off Date; and
                                3)  Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

                                The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate class principal balance of the Certificates (other than the Class OC Certificates)
                                is referred to as "overcollateralization." On the closing date the aggregate Stated Principal
                                Balance of the Mortgage Loans is expected to exceed the aggregate Class Principal Balance of the
                                Certificates (other than the Class OC Certificates) by approximately $5,475,792.  In other words, it is expected that there will be approximately 1.00% overcollateralization as of the
                                Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the Certificates (other than the Class OC Certificates) and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the Certificates (other than the Class OC Certificates), plus the weighted average expense fee rate. Net Monthly Excess
                                Cashflow, as described below, will be used to reduce the total Class Principal Balance of the
                                Certificates (other than the Class OC Certificates) creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.


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Please refer to important information and qualifications at the end of this
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Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
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

Corridor Contract:              Beginning on the second Distribution Date, and for a period of 94 months thereafter, an interest rate cap will be entered into by the Issuing Entity for the benefit of the Class 1-A-1
                                Certificates (the "Class 1-A-1 Interest Rate Cap").  For its duration, the Class 1-A-1 Interest
                                Rate Cap pays to the Issuing Entity the product of (i) the excess, if any, of the then current
                                1-month LIBOR rate (not to exceed 9.49% per annum) over 5.59% (on a 30/360 day count basis) and
                                (ii) the notional balance for that Distribution Date.  Proceeds from the Class 1-A-1 Interest
                                Rate Cap will be deposited into a reserve fund (the "Class 1-A-1 Reserve Fund") and then distributed on each Distribution Date to the Class 1-A-1 Certificates to the extent needed to pay Yield Supplement Amounts.  Any remaining amounts will remain in the Class 1-A-1 Reserve Fund to be used to pay Yield Supplement Amounts on the Class 1-A-1 Certificates on future
                                Distribution Dates.  On the Distribution Date immediately following the date on which the Class
                                Principal Balance of the Class 1-A-1 Certificates has been reduced to zero, all amounts remaining in the Class 1-A-1 Reserve Fund will be distributed to the Class OC Certificates.


Yield Supplement Amount         The Yield Supplement Amount for the Class 1-A-1 Certificates and any Distribution Date will be an amount equal to interest on the Class Principal Balance of the Class 1-A-1 Certificates
                                immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and 9.49% over (ii) 5.59% (on a 30/360 day count basis).

Class A Interest Distribution   The "Class A Interest Distribution Amount" for any class of Senior Certificates and any
Amount:                         Distribution Date will be equal to the interest accrued on the related Class Principal Balance for such Distribution Date for such class of Senior Certificates and the Unpaid Interest Amount, if any, for such Distribution Date for such class of Senior Certificates reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest Shortfalls.

Principal Remittance Amount:    The "Principal Remittance Amount" for the Certificates and any Distribution Date will be the sum of:
                                (i)  the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;
                                (ii)  the principal portion of all proceeds received in respect of the repurchase of a Mortgage
                                Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and
                                (iii)  the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.

Subordinated Interest           The "Subordinated Interest Distribution Amount" will be, with respect to any class of
Distribution Amount:            Subordinated Certificates and any Distribution Date, interest accrued during the related
                                Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of
                                Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest Shortfalls.

Stepdown Date:                  The later to occur of:
                                (x)  The earlier of:
                                     (a)  The Distribution Date occurring in April 2010; and
                                     (b)  The Distribution Date on which the aggregate Class Principal Balance of the Class A
                                          Certificates is reduced to zero; and
                                (y)  The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the
                                     Certificates on the applicable Distribution Date) is greater than or equal to approximately
                                     12.50%.


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Please refer to important information and qualifications at the end of this
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
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

Delinquency Trigger Event:      A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average equals or exceeds [50.00]% of the prior period's Senior Enhancement
                                Percentage.  The 60 Day+ Rolling Average will equal the rolling 3 month average percentage of
                                Mortgage Loans that are 60 or more days delinquent.

Cumulative Loss Trigger Event:  A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of
                                Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage
                                Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution Date:

                                Months 25- 36              [0.20]% for the first month, plus an additional 1/12th of [0.35]% for each month thereafter
                                Months 37- 48              [0.55]% for the first month, plus an additional 1/12th of [0.35]% for each month thereafter
                                Months 49- 60              [0.90]% for the first month, plus an additional 1/12th of [0.40]% for each month thereafter
                                Months 61- 72              [1.30]% for the first month, plus an additional 1/12th of [0.25]% for each month thereafter
                                Months 73 and thereafter   [1.55]%.


Step-up Pass-Through Rates:     The pass-through rate on the Class 1-A-1 Certificates will not increase after the Clean-up Call
                                Date, should the call not be exercised.  The pass-through rates on the other Classes of
                                Certificates will increase after the Clean-up Call Date, should the call not be exercised.  For the Class 1-A-2-SS, Class 1-A-2-M, Class 1-A-3-SS, Class 1-A-3-M, Class 2-A-2-SS, Class
                                2-A-3-SS, Class 2-A-4-SS, Class 2-A-5-SS, Class 2-A-6-SS, Class 2-A-6-M and Class 2-A-7-M
                                Certificates, the pass-through rates will increase by 0.50% after the Clean-up Call Date.  The applicable fixed margin on the Class 2-A-1-SS and Class 2-A-1-M Certificates will increase by 2x after the Clean-up Call Date.  The applicable fixed margin on all the Subordinate Certificates will increase by 1.5x after the Clean-up Call Date.

Class 1-A-1 Pass-Through Rate:  The Class 1-A-1 Certificates will accrue interest at a per annum rate equal to the least of (i)
                                one-month LIBOR plus 0.51%, (ii) the Group 1 Net WAC Cap, (iii) the Net WAC Cap and (iv)
                                6.100%.  On each Distribution Date, beginning on the second Distribution Date and until the
                                Distribution Date on which the amount on deposit in the Class 1-A-1 Reserve Fund is depleted, on which LIBOR exceeds 5.59%, in addition to the interest distribution amount, the Class 1-A-1
                                Certificates will be entitled to receive the Yield Supplement Amount.


Class 1-A-2-SS Pass-Through     The Class 1-A-2-SS Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 5.50000% (6.00000% after the Clean-up Call Date), (ii) the Group 1 Net WAC Cap
                                (iii) the Net WAC Cap.

Class 1-A-2-M Pass-Through      The Class 1-A-2-M Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 5.75000% (6.25000% after the Clean-up Call Date), (ii) the Group 1 Net WAC Cap
                                (iii) the Net WAC Cap.

Class 1-A-3-SS Pass-Through     The Class 1-A-3-SS Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 5.70238% (6.20238% after the Clean-up Call Date), (ii) the Group 1 Net WAC Cap and
                                (iii) the Net WAC Cap.

Class 1-A-3-M Pass-Through      The Class 1-A-3-M Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 5.75000% (6.25000% after the Clean-up Call Date), (ii) the Group 1 Net WAC Cap and
                                (iii) the Net WAC Cap.

Class 2-A-1-SS Pass-Through     The Class 2-A-1-SS Certificates will accrue interest at a variable rate equal to the least of
Rate:                           (i) one-month LIBOR plus 11 bps (22 bps after the Clean-up Call Date), (ii) the Group 2 Net WAC
                                Cap and (iii) the Net WAC Cap.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------


Class 2-A-1-M Pass-Through      The Class 2-A-1-M Certificates will accrue interest at a variable rate equal to the least of (i)
Rate:                           one-month LIBOR plus 22 bps (44 bps after the Clean-up Call Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-A-2-SS Pass-Through     The Class 2-A-2-SS Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 5.64587% (6.14587% after the Clean-up Call Date) ), (ii) the Group 2 Net WAC Cap
                                and (iii) the Net WAC Cap.

Class 2-A-3-SS Pass-Through     The Class 2-A-3-SS Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 5.76849% (6.26849% after the Clean-up Call Date) ), (ii) the Group 2 Net WAC Cap
                                and (iii) the Net WAC Cap.

Class 2-A-4-SS Pass-Through     The Class 2-A-4-SS Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 5.96003% (6.46003% after the Clean-up Call Date) ), (ii) the Group 2 Net WAC Cap
                                (iii) the Net WAC Cap.

Class 2-A-5-SS Pass-Through     The Class 2-A-5-SS Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 6.00000% (6.50000% after the Clean-up Call Date) ), (ii) the Group 2 Net WAC Cap
                                (iii) the Net WAC Cap.

Class 2-A-6-SS Pass-Through     The Class 2-A-6-SS Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 5.70097% (6.20097% after the Clean-up Call Date) ), (ii) the Group 2 Net WAC Cap
                                (iii) the Net WAC Cap.

Class 2-A-6-M Pass-Through      The Class 2-A-6-M Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 5.75000% (6.25000% after the Clean-up Call Date) ), (ii) the Group 2 Net WAC Cap
                                (iii) the Net WAC Cap.

Class 2-A-7-M Pass-Through      The Class 2-A-7-M Certificates will accrue interest at a per annum interest rate equal to the
Rate:                           least of (i) 6.16220% (6.66220% after the Clean-up Call Date) ), (ii) the Group 2 Net WAC Cap
                                (iii) the Net WAC Cap.

Class M-1 Pass-Through Rate:    The Class M-1 Certificates will accrue interest at a variable rate equal to the least of
                                (i) one-month LIBOR plus 70 bps (105 bps after the Clean-up Call Date), (ii) the Net WAC Cap and
                                (iii) 11.000%.

Class M-2 Pass-Through Rate:    The Class M-2 Certificates will accrue interest at a variable rate equal to the least of
                                (i) one-month LIBOR plus 75 bps (112.5 bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class M-3 Pass-Through Rate:    The Class M-3 Certificates will accrue interest at a variable rate equal to the least of
                                (i) one-month LIBOR plus 80 bps (120 bps after the Clean-up Call Date), (ii) the Net WAC Cap and
                                (iii) 11.000%.

Class M-4 Pass-Through Rate:    The Class M-4 Certificates will accrue interest at a variable rate equal to the least of
                                (i) one-month LIBOR plus 110 bps (165 bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class M-5 Pass-Through Rate:    The Class M-5 Certificates will accrue interest at a variable rate equal to the least of
                                (i) one-month LIBOR plus 125 bps (187.5 bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class M-6 Pass-Through Rate:    The Class M-6 Certificates will accrue interest at a variable rate equal to the least of
                                (i) one-month LIBOR plus 140 bps (210 bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class B-1 Pass-Through Rate:    The Class B-1 Certificates will accrue interest at a variable rate equal to the least of
                                (i) one-month LIBOR plus 150 bps (225 bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.


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material.
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------


Class B-2 Pass-Through Rate:    The Class B-2 Certificates will accrue interest at a variable rate equal to the least of
                                (i) one-month LIBOR plus 175 bps (262.5 bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class B-3 Pass-Through Rate:    The Class B-3 Certificates will accrue interest at a variable rate equal to the least of
                                (i) one-month LIBOR plus 240 bps (360 bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Net WAC Cap:                    For any Distribution Date, the weighted average of the interest rates for each Mortgage Loan then in effect at the beginning of the related Due Period, adjusted in the case of the LIBOR
                                Certificates (other than the Class 1-A-1 Certificates) to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Group 1 Net WAC Cap:            For any Distribution Date, the weighted average of the interest rates for each Group 1 Mortgage
                                Loan then in effect at the beginning of the related Due Period.

Group 2 Net WAC Cap:            For any Distribution Date, the weighted average of the interest rates for each Group 2 Mortgage
                                Loan then in effect at the beginning of the related Due Period, adjusted in the case of the related LIBOR Certificates to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Class 1-A-1 Basis Risk Carry    As to any Distribution Date, the Basis Risk Carry Forward Amount for the Class 1-A-1
Forward Amount:                 Certificates will equal the sum of:
                                (i)   The excess, if any, of interest that would otherwise be due on such Class at the related Class 1-A Pass-Through Rate (without regard to the Group 1 Net WAC Cap or the Net
                                      WAC Cap, but subject to a maximum rate of 6.100% per annum);
                                (ii)  Any Class 1-A-1 Basis Risk Carry Forward Amount remaining unpaid from prior
                                      Distribution Dates; and
                                (iii) Interest on the amount in clause (ii) at the related Class 1-A Pass-Through Rate
                                      (without regard to the Group 1 Net WAC Cap or the Net WAC Cap, but subject to a maximum rate of 6.100% per annum).
                                Any Class 1-A-1 Basis Risk Carry Forward Amounts will be payable to the Class 1-A-1 Certificates in addition to any Yield Supplement Amounts payable to the Class 1-A-1 Certificates.

Class 1-A-2-SS, Class           As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the, Class
1-A-2-M, Class 1-A-3-SS and     1-A-2-SS, Class 1-A-2-M, Class 1-A-3-SS and Class 1-A-3-M Certificates will equal the sum of:
Class 1-A-3-M Basis Risk        (i)   The excess, if any, of interest that would otherwise be due on such Class at the
Carry Forward Amounts:                related Class 1-A Pass-Through Rate (without regard to the Group 1 Net WAC Cap or the Net
                                      WAC Cap, over interest due such Certificates at a rate equal to the lesser of the Group 1
                                      Net WAC Cap and the Net WAC Cap);
                                (ii)  Any Class 1-A-2-SS, Class 1-A-2-M, Class 1-A-3-SS and Class 1-A-3-M Basis Risk Carry
                                      Forward Amount remaining unpaid from prior Distribution Dates; and
                                (iii) Interest on the amount in clause (ii) at the related Class 1-A Pass-Through Rate
                                      (without regard to the lesser of the Group 1 Net WAC Cap and the Net WAC Cap).

Class 2-A-1-SS and Class        As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class 2-A-1-SS
2-A-1-M Basis Risk Carry        and Class 2-A-1-M Certificates will equal the sum of:
Forward Amount:                 (i)  The excess, if any, of interest that would otherwise be due on such Class at the related Class 2-A Pass-Through Rate (without regard to the Group 2 Net WAC Cap or the Net
                                     WAC Cap) over interest due to such Certificates at a rate equal to the lesser of the Group
                                     2 Net WAC Cap and the Net WAC Cap;
                                (ii) Any Class 2-A-1-SS and Class 2-A-1-M Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
                                (iii)Interest on the amount in clause (ii) at the related Class 2-A Pass-Through Rate
                                     (without regard to the lesser of the Group 2 Net WAC Cap and the Net WAC Cap).


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material.
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------


Class 2-A-2-SS, Class           As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class 2-A-2-SS,
2-A-3-SS, Class 2-A-4-SS,       Class 2-A-3-SS, Class 2-A-4-SS, Class 2-A-5-SS, Class 2-A-6-SS, Class 2-A-6-M and Class 2-A-7-M
Class 2-A-5-SS, Class           Certificates will equal the sum of:
2-A-6-SS, Class 2-A-6-M and     (i)   The excess, if any, of interest that would otherwise be due on such Class at the
Class 2-A-7-M Basis Risk              related Class 2-A Pass-Through Rate (without regard to the Group 2 Net WAC Cap or the Net
Carry Forward Amounts:                WAC Cap, over interest due such Certificates at a rate equal to the lesser of the Group 2
                                      Net WAC Cap and the Net WAC Cap);
                                (ii)  Any Class 2-A-2-SS, Class 2-A-3-SS, Class 2-A-4-SS, Class 2-A-5-SS, Class 2-A-6-SS,
                                      Class 2-A-6-M and Class 2-A-7-M Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
                                (iii) Interest on the amount in clause (ii) at the related Class 2-A Pass-Through Rate
                                      (without regard to the lesser of the Group 2 Net WAC Cap and the Net WAC Cap).


Class M-1, M-2, M-3, M-4,       As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class M-1,
M-5, M-6, B-1, B-2 and B-3,     Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3
Basis Risk Carry Forward        Certificates will equal the sum of:
Amounts:                        (i)  The excess, if any, of interest that would otherwise be due on such Class at such
                                     Class' applicable Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000% per annum) over interest due to such Class at a rate equal to the
                                     Net WAC Cap;
                                (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such
                                     Certificate from prior Distribution Dates; and
                                (iii)Interest on the amount in clause (ii) at the Class' applicable Pass-Through Rate
                                     (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000% per annum).

Interest Carry Forward Amount:  "Interest Carry Forward Amount" with respect to any Class of Certificates and any Distribution
                                Date will be equal to the amount, if any, by which the Interest Distribution Amount for that
                                Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
------------------------------------------------------------------------------


Interest Distributions on       On each Distribution Date and after payments of Expense Fees, if any, and other expenses,
Certificates:                   interest distributions from the Interest Remittance Amount will be allocated as follows:
                                (i)      The portion of the Interest Remittance Amount attributable to the Group 1 Mortgage
                                         Loans will be allocated according to the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, other than the
                                         Class 1-A Basis Risk Carry Forward Amount and Yield Supplement Amount, as applicable, first, to the Class 1-A Certificates pro rata and second, pro rata, based on their respective entitlements to such amounts, to the Class 2-A Certificates;
                                (ii)     The portion of the Interest Remittance Amount attributable to the Group 2 Mortgage
                                         Loans will be allocated according to the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, other than the
                                         Class 2-A Basis Risk Carry Forward Amount, as applicable, first,  pro rata, based on their respective entitlements to such amounts, to the Class 2-A Certificates and second, pro rata to the Class 1-A Certificates;
                                (iii)    To the Class M-1 Certificates, its Accrued Certificate Interest;
                                (iv)     To the Class M-2 Certificates, its Accrued Certificate Interest;
                                (v)      To the Class M-3 Certificates, its Accrued Certificate Interest;
                                (vi)     To the Class M-4 Certificates, its Accrued Certificate Interest;
                                (vii)    To the Class M-5 Certificates, its Accrued Certificate Interest;
                                (viii)   To the Class M-6 Certificates, its Accrued Certificate Interest;
                                (ix)     To the Class B-1 Certificates, its Accrued Certificate Interest;
                                (x)      To the Class B-2 Certificates, its Accrued Certificate Interest;
                                (xi)     To the Class B-3 Certificates; its Accrued Certificate Interest; and
                                (xii)    Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly
                                         Excess Cashflow.

Principal Distributions on      On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in
the Certificates:               effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                (i)    To the Class A Certificates, allocated among the Class A Certificates as described below, until the Class Principal Balances of the Class A Certificates have been reduced to zero;
                                (ii)   To the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;
                                (iii   To the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;
                                (iv)   To the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero;
                                (v)    To the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;
                                (vi)   To the Class M-5 Certificates, until the Class Principal Balance has been reduced to zero;
                                (vii)  To the Class M-6 Certificates, until the Class Principal Balance has been reduced to zero;
                                (viii) To the Class B-1 Certificates, until the Class Principal Balance has been reduced to zero;
                                (ix)   To the Class B-2 Certificates, until the Class Principal Balance has been reduced to zero;
                                (x)    To the Class B-3 Certificates, until the Class Principal Balance has been reduced to zero; and
                                (xi)   Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly
                                       Excess Cashflow.

                                On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                (i)    To the Class A Certificates, the lesser of the Principal Distribution Amount and the
                                       Class A Principal Distribution Amount, allocated among the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
                                (ii)   To the Class M-1 Certificates, the lesser of the remaining Principal Distribution
                                       Amount and the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                                (iii)  To the Class M-2 Certificates, the lesser of the remaining Principal Distribution
                                       Amount and the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                                (iv)   To the Class M-3 Certificates, the lesser of the remaining Principal Distribution
                                       Amount


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                            |                     |
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

                                       and the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                                (v)    To the Class M-4 Certificates, the lesser of the remaining Principal Distribution
                                       Amount and the Class M-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                                (vi)   To the Class M-5 Certificates, the lesser of the remaining Principal Distribution
                                       Amount and the Class M-5 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                                (vii)  To the Class M-6 Certificates, the lesser of the remaining Principal Distribution
                                       Amount and the Class M-6 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                                (viii) To the Class B-1 Certificates, the lesser of the remaining Principal Distribution
                                       Amount and the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                                (ix)   To the Class B-2 Certificates, the lesser of the remaining Principal Distribution
                                       Amount and the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                                (x)    To the Class B-3 Certificates, the lesser of the remaining Principal Distribution
                                       Amount and the Class B-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and
                                (xi)   Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly
                                       Excess Cashflow.


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                            |                     |
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

Class A Principal Allocation:   All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Class 1-A Certificates and the Class 2-A
                                Certificates, based on the Class 1-A Principal Allocation Percentage and the Class 2-A Principal
                                Allocation Percentage, as applicable.

                                If the Sequential Trigger is not in effect, the Class 1-A Principal Allocation Amount will be distributed sequentially as follows:

                                1.)      concurrently, to the Class 1-A-3-SS and Class 1-A-3-M Certificates, pro rata, the lesser of (x) an amount equal to the Group 1 Priority Amount, and (y) [98.00]% of the
                                         Class 1-A Principal Allocation Amount, until their Class Principal Balances are reduced to zero;
                                2.)      to the Class 1-A-1 Certificates, in an amount up to $1,000 on EACH Distribution Date, until its Class Principal Balance is reduced to zero;
                                3.)      concurrently, to the Class 1-A-2-SS and Class 1-A-2-M Certificates, pro rata, in an amount up to $952,500 on EACH Distribution Date, until its Class Principal Balance is reduced to zero;
                                4.)      to the Class 1-A-1 Certificates until its Class Principal Balance is reduced to zero;
                                5.)      concurrently, to the Class 1-A-2-SS and Class 1-A-2-M Certificates, pro rata, until their respective Class Principal Balance are reduced to zero; and
                                6.)      concurrently, to the Class 1-A-3-SS and Class 1-A-3-M Certificates, pro rata, without regard to the Group 1 Priority Amount, until their Class Principal Balances are reduced to zero.

                                If the Sequential Trigger is in effect, the Class 1-A Principal Allocation Amount will be distributed sequentially as follows:

                                1.)      sequentially, to the Class 1-A-3-SS and Class 1-A-3-M Certificates, in that order, the lesser of (x) an amount equal to the Group 1 Priority Amount, and (y) [98.00]% of the
                                         Class 1-A Principal Allocation Amount, until its Class Principal Balance is reduced to zero;
                                2.)      to the Class 1-A-1 Certificates, in an amount up to $1,000 on EACH Distribution Date, until its Class Principal Balance is reduced to zero;
                                3.)      sequentially, to the Class 1-A-2-SS and Class 1-A-2-M Certificates, in that order, in an amount up to $952,500 on EACH Distribution Date, until its Class Principal Balance is reduced to zero;
                                4.)      sequentially, to the Class 1-A-1, Class 1-A-2-SS and Class 1-A-2-M Certificates, in
                                         that order, until their Class Principal Balances have been reduced to zero; and
                                5.)      sequentially, to the Class 1-A-3-SS and Class 1-A-3-M Certificates, in that order, without regard to the Group 1 Priority Amount, until their Class Principal Balances are reduced to zero.

                                If the Sequential Trigger is not in effect, the Class 2-A Principal Allocation Amount will be distributed sequentially as follows:

                                1.)      concurrently to the Class 2-A-6-SS and Class 2-A-6-M Certificates, pro rata, the Group
                                         2 Priority Amount, until their Class Principal Balances are reduced to zero;
                                2.)      concurrently, to the Class 2-A-1-SS and Class 2-A-1-M Certificates, pro rata, until their Class Principal Balances are reduced to zero;
                                3.)      concurrently as follows:
                                         a.     [xx.xx%] sequentially, to the Class 2-A-2-SS, Class 2-A-3-SS, Class 2-A-4-SS and
                                                Class 2-A-5-SS Certificates, in that order, until their Class Principal Balances are reduced to zero; and
                                         b.     [xx.xx%] to the Class 2-A-7-M Certificates, until its Class Principal Balance is reduced to zero; and
                                4.)      concurrently, to the Class 2-A-6-SS and Class 2-A-6-M Certificates, pro rata, without regard to the Group 2 Priority Amount, until their Class Principal Balances are reduced to zero.


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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
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

Class A Principal Allocation    If the Sequential Trigger is in effect, the Class 2-A Principal Allocation Amount will be
(continued):                    distributed sequentially as follows:

                                1.)      sequentially, to the Class 2-A-6-SS and Class 2-A-6-M Certificates, in that order, the
                                         Group 2 Priority Amount, until their respective Class Principal Balances are reduced to zero;
                                2.)      sequentially, to the Class 2-A-1-SS and Class 2-A-1-M, Class 2-A-2-SS, Class 2-A-3-SS,
                                         Class 2-A-4-SS, Class 2-A-5-SS and Class 2-A-7-M Certificates, in that order, until their Class Principal Balances are reduced to zero; and
                                3.)      sequentially, to the Class 2-A-6-SS and Class 2-A-6-M Certificates, in that order, without regard to the Group 2 Priority Amount, until their Class Principal Balances are reduced to zero.

                                However, if the Class Principal Balances of either the Class 1-A Certificates or the Class 2-A
                                Certificates are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the remaining Class A Certificates in accordance with the principal distribution allocations described herein, until their Class Principal Balances have been reduced to zero.  Any payments of principal to the Class 1-A Certificates will first be made from payments relating to the Group 1 Mortgage Loans and any payments of principal to the Class
                                2-A Certificates will first be made from payments relating to the Group 2 Mortgage Loans.

                                Notwithstanding the above, in the event that the Class Principal Balances of all Subordinate
                                Classes and the Class OC Certificates have been reduced to zero, principal distributions to the
                                Class 1-A Certificates will be distributed concurrently to the Class 1-A-1, Class 1-A-2-SS,
                                Class 1-A-2-M, Class 1-A-3-SS and Class 1-A-3-M Certificates, pro rata based upon their respective Class Principal Balances, and principal Distributions to the Class 2-A Certificates will be distributed concurrently to the Class 2-A-1-SS, Class 2-A-1-M, Class 2-A-2-SS, Class
                                2-A-3-SS, Class 2-A-4-SS, Class 2-A-5-SS, Class 2-A-6-SS, Class 2-A-6-M and Class 2-A-7-M
                                Certificates, pro rata based on their respective Class Principal Balances.

                                However, if the Sequential Trigger is in effect, then principal distributions to the Class 1-A and Class 2-A Certificates will be allocated as follows:

                                To the Class 1-A Certificates concurrently as follows:
                                1.)      [xx.xx%] Concurrently, to the Class 1-A-1 until its Class Principal Balance is reduced to zero;
                                2.)      [xx.xx%] Sequentially, to the Class 1-A-2-SS and Class 1-A-2-M Certificates, in that order, until their Class Principal Balance are reduced to zero; and
                                3.)      [xx.xx%] Sequentially, to the Class 1-A-3-SS and Class 1-A-3-M Certificates, in that order, until their Class Principal Balances are reduced to zero.

                                To the Class 2-A Certificates concurrently as follows:
                                1.)      [xx.xx%] Sequentially, to the Class 2-A-1-SS and Class 2-A-1-M Certificates, in that order, until their Class Principal Balances are reduced to zero;
                                2.)      [xx.xx%] sequentially as follows:
                                         a.     Concurrently, to the Class 2-A-2-SS, Class 2-A-3-SS, Class 2-A-4-SS and Class
                                                2-A-5-SS Certificates, pro rata, until their respective Class Principal Balances are reduced to zero, and
                                         b.     to the Class 2-A-7-M Certificates, until its Class Principal Balance is reduced to zero; and
                                3.)      [xx.xx%] Sequentially, to the Class 2-A-6-SS and Class 2-A-6-M Certificates, in that order, until their Class Principal Balances are reduced to zero.


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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
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

Sequential Trigger:             A Sequential Trigger means (a) with respect to any Distribution Date occurring before April 2009 the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off
                                Date through the last day of the related due periods divided by the aggregate Stated Principal
                                Balance of the Mortgage Loans as of the Cut-off Date exceeds [0.20%] and (b) with respect to any
                                Distribution Date occurring in or after April 2009, a Trigger Event.

Class A Principal Allocation    For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i)
Percentage:                     in the case of the Class 1-A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group 1 Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Class 2-A
                                Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group 2
                                Mortgage Loans and the denominator of which is (y) the principal remittance amount for such
                                Distribution Date.


Class A Principal Allocation    For any Distribution Date, the amount determined as follows: (i) in the case of the Class 1-A
Amount:                         Certificates the product of (x) the principal remittance amount for such date and (y) the Class
                                1-A Principal Allocation Percentage (such amount the "Class 1-A-Principal Allocation Amount")
                                and (ii) in the case of the Class 2-A Certificates the product of (x) the principal remittance amount for such date and (y) the Class 2-A Principal Allocation Percentage (such amount the
                                "Class 2-A Principal Allocation Amount").

Senior Enhancement Percentage:  For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal
                                Balance of the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by
                                (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                                Period.

Group 1 Priority Amount:        For any Distribution Date, the amount equal to the product of (i) the Group 1 Priority
                                Percentage, (ii) the Shift Percentage and (iii) the principal allocable to the Class 1-A
                                Certificates for that Distribution Date.

Group 1 Priority Percentage:    For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance of the Class 1-A-3-SS and Class 1-A-3-M Certificates and
                                the denominator of which is the aggregate Class Principal Balances of the Class 1-A
                                Certificates, prior to giving effect to any distributions of principal on that Distribution Date.

Group 2 Priority Amount:        For any Distribution Date, the amount equal to the product of (i) the Group 2 Priority
                                Percentage, (ii) the Shift Percentage and (iii) the principal allocable to the Class 2-A-6-SS and Class 2-A-6-M Certificates for that Distribution Date.

Group 2 Priority Percentage:    For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Class Principal Balance of the Class 2-A-6-SS and Class 2-A-6-M
                                Certificates, and the denominator of which is the aggregate Class Principal Balances of the
                                Class 2-A Certificates, prior to giving effect to any distributions of principal on that
                                Distribution Date.

Shift Percentage:               For each Distribution Date:

                                         Distribution Date (Months)       Shift Percentage
                                         --------------------------       ----------------
                                                  1 to 36                          0%
                                                  37 to 60                        45%
                                                  61 to 72                        80%
                                                  73 to 84                       100%
                                             85 and thereafter                   300%
                                         --------------------------       ----------------


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MORGAN STANLEY              |                     |             March 27, 2007
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                            |   Morgan Stanley    |
                            |                     |
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

Allocation of Net Monthly       For any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
Excess Cashflow:                (i)      to the Class M-1 Certificates, the related Interest Carry Forward Amount;
                                (ii)     to the Class M-1 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (iii)    to the Class M-2 Certificates, the related Interest Carry Forward Amount;
                                (iv)     to the Class M-2 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (v)      to the Class M-3 Certificates, the related Interest Carry Forward Amount;
                                (vi)     to the Class M-3 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (vii)    to the Class M-4 Certificates, the related Interest Carry Forward Amount;
                                (viii)   to the Class M-4 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (ix)     to the Class M-5 Certificates, the related Interest Carry Forward Amount;
                                (x)      to the Class M-5 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (xi)     to the Class M-6 Certificates, the related Interest Carry Forward Amount;
                                (xii)    to the Class M-6 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (xiii)   to the Class B-1 Certificates, the related Interest Carry Forward Amount;
                                (xiv)    to the Class B-1 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (xv)     to the Class B-2 Certificates, the related Interest Carry Forward Amount;
                                (xvi)    to the Class B-2 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (xvii)   to the Class B-3 Certificates, the related Interest Carry Forward Amount;
                                (xviii)  to the Class B-3 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (xix)    concurrently, to the Class 1-A Certificates, except the Class 1-A-1 Certificates, pro rata, any Basis Risk Carry Forward Amount for the Class 1-A Certificates and to the Class
                                       2-A Certificates pro rata, any Basis Risk Carry Forward Amount for the Class 2-A
                                       Certificates;
                                (xx)    sequentially, to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                        Class B-1, Class B-2 and Class B-3 Certificates, in such order, any Basis Risk Carry
                                        Forward Amount for such classes;
                                (xxi)  sequentially, first (i) concurrently, to the Class A Certificates, first, pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid
                                       Interest Shortfall Amount for each such Class and then, pro rata, based on any Unpaid
                                       Interest Shortfall Amount for each such Class, in an amount up to the amount of any
                                       Unpaid Interest Shortfall Amount remaining unpaid for such Classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                                       Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such Classes of Certificates;
                                (xxii)   all remaining amounts to the holders of the Class OC Certificates.

Unpaid Interest Shortfalls:     For any class of Certificates (other than the Class OC Certificates) and Distribution Date, the sum of interest shortfalls as a result of the Relief Act and Net Prepayment Interest Shortfalls
                                on the Mortgage Loans allocated to such class of certificates on that Distribution Date and such amounts from any prior Distribution Date remaining unpaid.

Unreimbursed Realized Loss      For any Class of Certificates other than the Class A and Class OC Certificates, the portion of
Amount:                         any Realized Losses on the Mortgage Loans previously allocated to that Class remaining unpaid from prior Distribution Dates.


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material.
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MORGAN STANLEY              |                     |             March 27, 2007
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                            |                     |
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

Available Distribution Amount:  The "Available Distribution Amount" for any Distribution Date and the Certificates will equal the sum of the following amounts:
                                (1) the total amount of all cash received by or on behalf of each Servicer with respect to the
                                Mortgage Loans serviced by it and received by the Master Servicer by such Distribution Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds, Subsequent
                                Recoveries and insurance proceeds), except:
                                         o all scheduled payments of principal and related interest collected on Mortgage Loans but due on a date after the related Due Date;
                                         o all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such
                                         Mortgage Loans;
                                         o all prepayment penalties received in connection with the Mortgage Loans;
                                         o all prepayments in full received with respect to the Mortgage Loans after the related
                                         Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                                         o Liquidation Proceeds, condemnation proceeds and insurance proceeds received on such
                                         Mortgage Loans after the previous calendar month;
                                         o all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or to the Master
                                         Servicer, the Securities Administrator, the Trustee and/or any Custodian pursuant to the terms of the Pooling and Servicing Agreement or any custody agreements, in each case with respect to the Mortgage Loans or otherwise allocable to the Certificates;
                                         o reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account; and
                                         o any fees payable to the Servicers and the Master Servicer, in each case with respect to the Mortgage Loans;
                                (2) all Monthly Advances on the Mortgage Loans made by each Servicer and/or the Master Servicer for that Distribution Date;
                                (3) any amounts paid as "Compensating Interest" with respect to the Mortgage Loans in by each
                                Servicer and/or the Master Servicer for that Distribution Date;
                                (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Seller or Depositor pursuant to the Pooling and
                                Servicing Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and
                                (5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related
                                Prepayment Period.
                                Amounts on deposit in the Class 1-A-1 Reserve Fund will be payable to the Class 1-A-1 and Class
                                OC Certificates as described under "Corridor Contract" above, and will not be part of the
                                Available Distribution Amount.


Interest Remittance Amount:     For any Distribution Date, the portion of the Available Distribution Amount for such
                                Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:   For any Distribution Date and each class of Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the
                                Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:  On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the
                                Extra Principal Distribution Amount.

Basic Principal Distribution    On any Distribution Date, the excess of (i) the Principal Remittance Amount over (ii) the Excess
Amount:                         Subordinated Amount, if any.

Net Monthly Excess Cashflow:    For any Distribution Date is the amount of funds available for distribution on such Distribution
                                Date remaining after making the distributions to the Certificates under "Interest Distributions on the Certificates" and "Principal Distributions on the Certificates" above.


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material.
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
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

Extra Principal Distribution    For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced
Amount:                         with respect to the Mortgage Loans with due dates in the related Due Period (less servicing fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution
                                Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:     For any Distribution Date, means the excess, if any of (i) the amount of overcollateralization on that Distribution Date over (ii) the required overcollateralization for such Distribution
                                Date.

Overcollateralization           For any Distribution Date will be the amount, if any, by which the required
Deficiency Amount:              overcollateralization exceeds the overcollateralized amount for such Distribution Date
                                (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).


Class A Principal               For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal
Distribution Amount:            Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [87.50]% and (ii) the aggregate Stated Principal
                                Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over $1,913,788.

Class M-1 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:            Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class
                                Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over
                                (y) the lesser of (A) the product of (i) approximately [90.70]% and (ii) the aggregate Stated
                                Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B)
                                the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over $1,913,788.

Class M-2 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:            Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                                Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance
                                of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
                                (A) the product of (i) approximately [92.40]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due
                                Period over $1,913,788.

Class M-3 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:            Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                                Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of
                                the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class
                                M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [93.50]% and (ii) the aggregate Stated Principal Balance of the
                                Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over $1,913,788.


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                            |                     |
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

Class M-4 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:            Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                                Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of
                                the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class
                                M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                Amount on such Distribution Date) and (v) the Class Principal Balance of the Class M-4
                                Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [94.20]% and (ii) the aggregate Stated Principal Balance of the Mortgage
                                Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over
                                $1,913,788.

Class M-5 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:            Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                                Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of
                                the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class
                                M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates
                                (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                                Distribution Date) and (vi) the Class Principal Balance of the Class M-5 Certificates
                                immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
                                approximately [94.90]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over $1,913,788.

Class M-6 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:            Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                                Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of
                                the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class
                                M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates
                                (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                                Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
                                Date) and (vii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [95.60]% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the
                                Mortgage Loans  as of the last day of the related Due Period over $1,913,788.


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                            |                     |
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

Class B-1 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:            Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                                Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of
                                the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class
                                M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates
                                (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                                Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
                                Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date)
                                and (viii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately [96.30]% and (ii)
                                the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related
                                Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,913,788.

Class B-2 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:            Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                                Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of
                                the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class
                                M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates
                                (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                                Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
                                Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date),
                                (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the
                                Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution
                                Date over (y) the lesser of (A) the product of (i) approximately [97.00]% and (ii) the aggregate
                                Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and
                                (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,913,788.


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                            |   Morgan Stanley    |
                            |                     |
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

Class B-3 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:            Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                                Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of
                                the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class
                                M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates
                                (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                                Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
                                Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date),
                                (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the
                                Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class
                                Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over
                                (y) the lesser of (A) the product of (i) approximately [98.00]% and (ii) the aggregate Stated
                                Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,913,788.


Allocation of Losses:           If on any Distribution Date, the aggregate Class Principal Balances of the Certificates (other than the Class OC Certificates) exceeds the aggregate Stated Principal Balance of the Mortgage
                                Loans for that Distribution Date, the Class Principal Balance of the applicable Class M or Class
                                B Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3
                                Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero.  The Class Principal Balances of the Class A Certificates will not be reduced by this excess.  This reduction of a Class Principal Balance for Realized Losses is referred to as an
                                "Applied Realized Loss Amount."

                                In the event Applied Realized Loss Amounts are allocated to any class of Subordinated
                                Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.  Notwithstanding the foregoing, if after an Applied
                                Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Principal Balance of each Class of
                                Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related Distribution Date).  Any Subsequent Recovery that is received during a
                                Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal
                                Remittance Amount for the related Distribution Date.

Trust Tax Status:               One or more REMICs.


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                            |                     |
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

ERISA Eligibility:              Subject to the considerations in the Prospectus and the Free Writing Prospectus, the Offered
                                Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the
                                Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

                                Until the balance of the amount on deposit in the Class 1-A-1 Reserve Fund is equal to zero, no
                                Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible
                                Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95- 60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law
                                (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible
                                Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Offered Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.



SMMEA Eligibility:              It is anticipated  that the Class 1-A, Class 2-A, Class M-1, Class M-2 and Class M-3 Certificates
                                will be mortgage  related  securities for purposes of the Secondary  Mortgage Market  Enhancement
                                Act of 1984 as long as they are rated in one of the two  highest  rating  categories  by at least one nationally recognized statistical rating organization.

Registration Statement and      This term sheet does not contain all information that is required to be included in a
Prospectus:                     registration statement, or in a base prospectus and prospectus supplement.
                                The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
                                The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                                [http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt]

Risk Factors:                   PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE
                                FREE WRITING PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION
                                WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.


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                            |                     |
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

Static Pool Information:        Information concerning the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at
                                http://www.morganstanley.com/institutional/abs_spi/prime.html.  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization
                                Cut-off Date and delinquency, cumulative loss, and prepayment information as of each
                                Distribution Date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


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                            |                     |
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                                   EXHIBIT 1

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

Under the Office of Thrift Supervision (OTS) Delinquency Calculation Method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month, however, the cut off date for information is the end of the calendar month. Therefore a loan with a due date of Aug. 1, 2002, with no payment received by the close of business on Aug. 31, 2002, would have been reported as current on the September statement to certificateholders. Assuming no payments are made during September, the loan would be reflected as delinquent on the October statement.

The model used in this Preliminary Termsheet with respect to the Mortgage Loans assumes CPR starting at approximately 10% CPR in month 1 and increasing to 25% CPR in month 12 (15%/11 increase for each month), and remaining at 25% CPR thereafter. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

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                                   EXHIBIT 2
                              GMAC Mortgage, LLC
General
-------
GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.


                     -------------------------------------
                     |                                   |
                     |             GMAC LLC              |
                     |              (GMAC)               |
                     |                                   |
                     -------------------------------------
                                       |
                                       |
                     -------------------------------------
                     |                                   |
                     |  Residential Capital, LLC (ResCap)|
                     |                                   |
                     -------------------------------------
                                       |
                                       |
                     -------------------------------------
                     |        GMAC Mortgage, LLC         |
                     |                                   |
                     |                                   |
                     -------------------------------------


Servicing Activities
--------------------
GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

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The following tables set forth the dollar amount of mortgage loans serviced by
GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.



                GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                ($ IN MILLIONS)

                                                             For the Year Ended December 31,
                                        ------------------------------------------------------------------------
                                           2006            2005            2004           2003            2002
                                        ---------       ---------       ---------      ---------       ---------
Prime conforming mortgage loans
-------------------------------
     No. of Loans .................     1,455,919       1,392,870       1,323,249      1,308,284       1,418,843
     Dollar Amount of Loans .......      $203,894        $186,364        $165,521       $153,601        $150,421
     Percentage Change
          from Prior Year .........          9.41%          12.59%           7.76%          2.11%            N/A

Prime non-conforming mortgage loans
-----------------------------------
     No. of Loans .................        67,462          69,488          53,119         34,041          36,225
     Dollar Amount of Loans .......       $32,220         $32,385         $23,604        $13,937         $12,543
     Percentage Change
          from Prior Year .........         (0.51)%         37.20%          69.36%         11.12%            N/A

Government mortgage loans
-------------------------
     No. of Loans .................       181,563         181,679         191,844        191,023         230,085
     Dollar Amount of Loans .......       $18,843         $18,098         $18,328        $17,594         $21,174
     Percentage Change
          from Prior Year .........          4.12%          (1.25)%          4.17%        (16.91)%           N/A

Second-lien mortgage loans
--------------------------
     No. of Loans .................       514,085         392,261         350,334        282,128         261,416
     Dollar Amount of Loans .......       $20,998         $13,034         $10,374         $7,023          $6,666
     Percentage Change
          from Prior Year .........         61.10%          25.64%          47.71%          5.36%            N/A

Total mortgage loans serviced
-----------------------------
     No. of Loans .................     2,219,029       2,036,298       1,918,546      1,815,476       1,946,569
     Dollar Amount of Loans .......      $275,955        $249,881        $217,827       $192,155        $190,804
     Percentage Change
          from Prior Year .........         10.43%          14.72%          13.36%          0.71%            N/A


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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
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Billing and Payment Procedures
------------------------------
As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY              |                     |             March 27, 2007
Securitized Products Group  |                     |
                            |   Morgan Stanley    |
                            |                     |
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